Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S‑3/A of Demand Media, Inc. of our report dated October 21, 2011 relating to the financial statements of IndieClick Media Group, Inc., which appears in the Current Report on Form 8‑K/A of Demand Media, Inc. filed October 21, 2011. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Los Angeles, CA
September 24, 2012